Houston Wire & Cable Company Reports Results for the Second Quarter of 2014

Record Second Quarter Sales

HOUSTON, TX -- (Marketwired - August 07, 2014) - Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the second quarter ended June 30, 2014.

Selected highlights were:

  Record sales of $103.5 million up 4.2% over Q2 2013
  Net income of $4.0 million
  Diluted EPS of $0.23 per share
  Declared a dividend of $0.12 per share

Second Quarter Summary
Jim Pokluda, President and Chief Executive Officer commented, "I am pleased to report another record sales quarter, as sales increased 4.2% over the prior year quarter, up approximately 7% when adjusted for deflation in metals prices, and 4% sequentially. Our revenue performance reflects continued execution in regional geographies where end markets have recovered from post-recession lows, despite disappointing weakness in certain regions where demand remains sluggish. In addition, we are pleased to see growing strength and activity involving the project end of our business, although overall market conditions in this space remain very competitive, pressuring our gross and operating margins.

We estimate Maintenance, Repair and Operations (MRO) sales increased 2% or approximately 5% on a metals adjusted basis, while project business increased 8% or approximately 11% on a metals adjusted basis over the prior year quarter. Our new product initiatives, including specialty oil and gas cables and aluminum cables, continued to help the top line."

Gross margin at 21.7% decreased 20 basis points from the second quarter of 2013 due to competitive pricing and the impact of lower metals prices. Operating expenses were up $0.7 million or 4.7% from the prior year period, principally due to the cost of operating three new distribution locations and additional operating salaries to support the increased sales.

Interest expense of $0.3 million was slightly higher than the prior year period, as outstanding debt at $53.2 million increased from $46.6 million at June 30, 2013, but decreased from March 31, 2014 by $5.0 million or 8.6%. The average effective interest rate remained flat year to year at 2.1%. The effective tax rate for the period of 38.4% was lower than the 38.7% rate in the prior year period, due to a slightly lower state tax rate in 2014.

Net income of $4.0 million was flat with the second quarter of 2013. Diluted earnings per share were $0.23 consistent with the prior year period. Pokluda further commented, "I am pleased that our financial performance and strong balance sheet again allowed us to return funds to our shareholders through the $0.12 per share dividend and the repurchase of approximately 243,000 shares of stock."

Six month summary
Sales for the six month period were up 5.2% versus the prior year period and increased approximately 7% on a metals adjusted basis. We estimate that MRO sales increased 4%, while project sales increased 14%, on a metals adjusted basis.

Gross margin at 21.7% was down 60 basis points from the 2013 period. "Pricing remains very competitive in the marketplace, especially in those regions where demand for product remains depressed and on large projects, which is an area that has really just started to recover. Overall, we were pleased to see our margins remain at respectable levels, while we continue to gain market share as evidenced by our top line growth, especially on a metals adjusted basis," said Mr. Pokluda. Gross profit dollars increased $1.0 million or 2.4%, primarily due to the increase in sales.

Operating expenses increased by 3.5% or $1.1 million in the current year period. Pokluda further commented, "Rigorous expense management remains a top priority and although expenses are up, primarily due to increased sales, the three new distribution facilities and professional fees, these additional expenses are being partially offset by savings realized from the expense reduction initiative executed earlier in the year, which remains on target."

Interest expense of $0.6 million was higher than the prior year's $0.5 million as average debt levels increased from $49.7 million in 2013 to $58.1 million in 2014, while interest rates remained flat at 2%. The effective tax rate for the period of 38.4% was higher than the 37.8% rate in the prior year period, as the prior year included a state tax credit.

Net income for the period of $7.8 million fell 1.8% from the $7.9 million level in the prior year period. However, diluted earnings per share of $0.44 were consistent with the prior year period.

Conference Call
The Company will host a conference call to discuss second quarter results today, Tuesday, August 7, 2014, at 10:00 a.m., C.D.T. Hosting the call will be James Pokluda, President and Chief Executive Officer and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until August 14, 2014.

Replay, Toll-Free #: 855-859-2056
Replay, Toll #: 404-537-3406
Conference ID # 81743235

About the Company
With over 39 years experience in the industry, Houston Wire & Cable Company is one of the largest providers of wire and cable in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the nation.

Standard stock items available for immediate delivery include continuous and interlocked armor, instrumentation, medium voltage, high temperature, portable cord, power cables, primary and secondary aluminum distribution cables, private branded products, including LifeGuard™, a low-smoke, zero-halogen cable, mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized internet-based ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

                        HOUSTON WIRE & CABLE COMPANY
                        Consolidated Balance Sheets
                     (In thousands, except share data)

                                                   June 30,    December 31,
                                                     2014          2013
                                                 ------------  ------------
                                                  (unaudited)
Assets
Current assets:
  Accounts receivable, net                       $     63,954  $     60,408
  Inventories, net                                     87,368        96,107
  Deferred income taxes                                 2,784         2,591
  Income taxes                                            696           420
  Prepaids                                              1,432           762
                                                 ------------  ------------
Total current assets                                  156,234       160,288

Property and equipment, net                             8,280         7,974
Intangible assets, net                                  9,367        10,234
Goodwill                                               17,520        17,520
Other assets                                              172           159
                                                 ------------  ------------
Total assets                                     $    191,573  $    196,175
                                                 ============  ============

Liabilities and stockholders' equity
Current liabilities:
  Book overdraft                                 $      2,418  $      4,594
  Trade accounts payable                               11,630        13,637
  Accrued and other current liabilities                13,004        18,772
                                                 ------------  ------------
Total current liabilities                              27,052        37,003

Debt                                                   53,161        47,952
Other long term obligations                                96            97
Deferred income taxes                                     303           429
                                                 ------------  ------------
Total liabilities                                      80,612        85,481
                                                 ------------  ------------

Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issued and
   outstanding                                              -             -
  Common stock, $0.001 par value; 100,000,000
   shares authorized: 20,988,952 shares issued:
   17,679,771 and 17,954,032 outstanding at June
   30, 2014 and December 31, 2013, respectively            21            21
  Additional paid-in-capital                           55,563        55,642
  Retained earnings                                   108,267       104,607
  Treasury stock                                      (52,890)      (49,576)
                                                 ------------  ------------
Total stockholders' equity                            110,961       110,694

                                                 ------------  ------------
Total liabilities and stockholders' equity       $    191,573  $    196,175
                                                 ============  ============

                        HOUSTON WIRE & CABLE COMPANY
                      Consolidated Statements of Income
                                 (Unaudited)
               (In thousands, except share and per share data)

                                Three Months Ended       Six Months Ended
                                     June 30,                June 30,
                             ----------------------- -----------------------
                                 2014        2013        2014        2013
                             ----------- ----------- ----------- -----------

Sales                        $   103,461 $    99,332 $   203,760 $   193,636
Cost of sales                     81,022      77,607     159,617     150,532
                             ----------- ----------- ----------- -----------
Gross profit                      22,439      21,725      44,143      43,104

Operating expenses:
  Salaries and commissions         8,061       7,785      16,184      15,752
  Other operating expenses         6,728       6,315      13,220      12,596
  Depreciation and
   amortization                      762         758       1,503       1,503
                             ----------- ----------- ----------- -----------
Total operating expenses          15,551      14,858      30,907      29,851
                             ----------- ----------- ----------- -----------

Operating income                   6,888       6,867      13,236      13,253
Interest expense                     345         252         613         525
                             ----------- ----------- ----------- -----------
Income before income taxes         6,543       6,615      12,623      12,728
Income taxes                       2,512       2,562       4,847       4,813
                             ----------- ----------- ----------- -----------
Net income                   $     4,031 $     4,053 $     7,776 $     7,915
                             =========== =========== =========== ===========

Earnings per share:
  Basic                      $      0.23 $      0.23 $      0.44 $      0.45
                             =========== =========== =========== ===========
  Diluted                    $      0.23 $      0.23 $      0.44 $      0.44
                             =========== =========== =========== ===========
Weighted average common
 shares outstanding:
  Basic                       17,647,936  17,800,056  17,748,863  17,776,500
                             =========== =========== =========== ===========
  Diluted                     17,713,021  17,898,911  17,821,479  17,872,307
                             =========== =========== =========== ===========

Dividend declared per share  $      0.12 $      0.11 $      0.23 $      0.20
                             =========== =========== =========== ===========

                        HOUSTON WIRE & CABLE COMPANY
                   Consolidated Statements of Cash Flows
                                (Unaudited)
                               (In thousands)

                                                         Six Months
                                                       Ended June 30,
                                                 --------------------------
                                                     2014          2013
                                                 ------------  ------------

Operating activities
Net income                                       $      7,776  $      7,915
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                         1,503         1,503
  Amortization of unearned stock compensation             450           433
  Provision for inventory obsolescence                    704           226
  Deferred income taxes                                  (319)         (183)
  Other non-cash items                                     89           (15)
  Changes in operating assets and liabilities:
    Accounts receivable                                (3,626)        1,399
    Inventories                                         8,035           604
    Book overdraft                                     (2,176)        6,529
    Trade accounts payable                             (2,007)         (175)
    Accrued and other current liabilities              (5,880)       (1,783)
    Income taxes                                         (289)         (661)
    Other operating activities                           (693)         (433)
                                                 ------------  ------------
Net cash provided by operating activities               3,567        15,359

Investing activities
  Expenditures for property and equipment                (942)         (600)
                                                 ------------  ------------
Net cash used in investing activities                    (942)         (600)

Financing activities
  Borrowings on revolver                              204,327       192,540
  Payments on revolver                               (199,118)     (204,479)
  Payment of dividends                                 (4,077)       (3,552)
  Purchase of treasury stock                           (3,852)           (6)
  Other financing activities                               95           464
                                                 ------------  ------------
Net cash used in financing activities                  (2,625)      (15,033)

Net change in cash                                          -          (274)
Cash at beginning of period                                 -           274
                                                 ------------  ------------

Cash at end of period                            $          -  $          -
                                                 ============  ============

CONTACT:
Nicol G. Graham
Chief Financial Officer
Direct: 713.609.2125
Fax: 713.609.2168
ngraham@houwire.com